As filed with the Securities and Exchange Commission on July 19, 1999
                                                      Registration No. 333-73073
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                  TO FORM S-4
                                  ON FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                             THE CHUBB CORPORATION
             (Exact name of Registrant as specified in its charter)


          New Jersey                      6331                   13-2595722
  (State or Jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                             15 Mountain View Road
                                 P. O. Box 1615
                         Warren, New Jersey 07061-1615
                    (Address of Principal Executive Offices)

                            -----------------------
                The Chubb Corporation Option Adjustment Program
                            (Full Title of the Plan)

                                Henry G. Gulick,
                          Vice President and Secretary
                             15 Mountain View Road
                                 P. O. Box 1615
                         Warren, New Jersey 07061-1615
                                 (908) 903-3576
                    (Name and address of agent for service)
                            -----------------------

     Approximate date of commencement of proposed sale to employees: From time to time after the effective date of this Registration Statement and the effective time ("Merger Date") of the merger (the "Merger") of Executive Risk Inc. with a wholly-owned subsidiary of The Chubb Corporation (the "Corporation"), as described in the Amended and Restated Agreement and Plan of Merger dated as of June 16, 1999, as amended, among the Corporation, Executive Risk Inc. and Excalibur Acquisition, Inc.

                                             CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                              Proposed
                                         Amount to be         Maximum           Proposed Maximum           Amount of
         Title of Each Class              Registered       Offering Price      Aggregate Offering      Registration Fee
   of Securities to be Registered           (1)(2)           Per Share                Price                   (3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
   per share ........................     1,809,885             N/A                    N/A                     $0
                                          ---------             ---                    ---                     --
==========================================================================================================================

(1) This post-effective Amendment No. 2 to Form S-4 on Form S-8 covers 1,809,885 shares of the Corporation's common stock, par value $1.00 per share, originally registered on the Registration Statement on Form S-4 to which this Post-Effective

     Amendment relates. These 1,809,885 shares of common stock are to be issued in connection with the exercise of stock options that have been granted under various employee and director stock option and stock incentive plans and arrangements of Executive Risk Inc. (the "Plans") and converted into options to purchase shares of the Corporation pursuant to the terms of the Merger and The Chubb Corporation Option Adjustment Program ( the "Option Adjustment Program"). See "Purpose of Amendment."
(2) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) The Corporation previously paid $321,821.09 upon the initial filing of the Registration Statement to register 16,197,695 shares of common stock issuable to the stockholders of Executive Risk Inc., including the 1,809,885 shares of common stock which may be issued pursuant to the Plans.

                              PURPOSE OF AMENDMENT

     The purpose of this Post-Effective Amendment No. 2 is to register on Form S-8 1,809,885 shares of common stock, par value $1.00 per share, of The Chubb Corporation, a New Jersey corporation (the "Corporation") previously registered on Form S-4 (Registration No. 333-73073) for issuance pursuant to options granted under various employee and director stock option and stock incentive plans and arrangements of Executive Risk Inc. and converted into options to purchase shares of the Corporation pursuant to the Option Adjustment Program and the terms of the Amended and Restated Agreement and Plan of Merger dated as of June 16, 1999 among Executive Risk Inc., (the "Company") the Corporation and Excalibur Acquisition, Inc. ("MergerSub"), which provided for the merger of MergerSub with and into the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Corporation hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

      (1) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

      (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998;

      (3) The description of the Corporation's Common Stock contained in the Corporation's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purpose of updating such description; and

      (4) All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act as to indemnification by the Registrant of officers and directors.

     Article Twelfth of the Corporation's Restated Certificate of Incorporation provides as follows with respect to the indemnification of the Corporation's officers and directors:

               Section A. A Director or Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director's or Officer's duty of loyalty to the Corporation or stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.

               Section B.

               1. As used in this Section B:

                    (a) "corporate agent" means any person who is or was a
               director, officer or employee of the Corporation and any person who is or was a director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

                    (b) "other enterprise" means any domestic or foreign
               corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

                    (c) "expenses" means reasonable costs, disbursements and
               counsel fees;

                    (d) "liabilities" means amounts paid or incurred in
               satisfaction of settlements, judgments, fines and penalties;

                    (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.

               2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.

               3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

     The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.

                                *     *     *

     The directors and officers of the Corporation are covered by insurance policies indemnifying them against certain liabilities which may arise out of their employment, including any liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities.


                                    EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit No.         Exhibit
-----------         -------
    4.1             Form of Restated Charter of The Chubb Corporation
                    (incorporated by reference to Chubb's Form 10-K filed on March 29, 1999).

    4.2 Form of Restated By-laws of The Chubb Corporation (incorporated by reference to Chubb's registration statement on Form 8-K dated December 17, 1998).

    4.3 Rights Agreement dated as of March 12, 1999 by and between The Chubb Corporation and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Chubb's current report on Form 8-K filed on March 30,
                    1999).

    5               Opinion of Shanley & Fisher, Professional Corporation
                    (legality)

    23.1            Consent of Ernst & Young LLP, independent auditors

    23.2 Consent of Shanley & Fisher, Professional Corporation (included in Exhibit 5)

    24              Powers of Attorney*
---------
* Filed previously with Registration Statement on Form S-4 (No. 333-73073) on February 26, 1999.


                                  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on July 13, 1999.

                                             THE CHUBB CORPORATION


                                             By  /s/ Gail E. Devlin
                                               ---------------------------------
                                               Name:  Gail E. Devlin
                                               Title: Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                     Title                            Date

           *                 Chairman, Chief Executive             July 13, 1999
-------------------------    Officer and Director
(Dean R. O'Hare)

       Signature                     Title                            Date

           *                  Director                             July 13, 1999
-------------------------
(Zoe E. Baird)


           *                  Director                             July 13, 1999
-------------------------
(John C. Beck)


           *                  Director                             July 13, 1999
-------------------------
(Shiela P. Burke)


           *                  Director                             July 13, 1999
-------------------------
(James I. Cash, Jr.)


           *                  Director                             July 13, 1999
-------------------------
(Percy Chubb, III)


           *                  Director                             July 13, 1999
-------------------------
(Joel J. Cohen)


           *                  Director                             July 13, 1999
-------------------------
(James M. Cornelius)


           *                  Director                             July 13, 1999
-------------------------
(David H. Hoag)


           *                  Director                             July 13, 1999
-------------------------
(Thomas C. MacAvoy)


           *                  Director                             July 13, 1999
-------------------------
(Warren B. Rudman)


           *                  Director                             July 13, 1999
-------------------------
(Sir David G. Scholey, CBE)


           *                  Director                             July 13, 1999
-------------------------
(Raymond G.H. Seitz)

       Signature                     Title                            Date

           *                  Director                             July 13, 1999
-------------------------
(Lawrence M. Small)


           *                  Director                             July 13, 1999
-------------------------
(James M. Zimmerman)


           *                  Executive Vice President and         July 13, 1999
-------------------------     Chief Financial Officer
(David B. Kelso)


           *                  Senior Vice President and Chief      July 13, 1999
-------------------------     Accounting Officer
(Henry B. Schram)



*By /s/ Henry G. Gulick
   ----------------------
   (Henry G. Gulick, Attorney-in-fact)

                                 EXHIBITS INDEX


Exhibit No.         Exhibit
-----------         -------
    4.1             Form of Restated Charter of The Chubb Corporation
                    (incorporated by reference to Chubb's Form 10-K filed on March 29, 1999).

    4.2 Form of Restated By-laws of The Chubb Corporation (incorporated by reference to Chubb's registration statement on Form 8-K dated December 17, 1998).

    4.3 Rights Agreement dated as of March 12, 1999 by and between The Chubb Corporation and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Chubb's current report on Form 8-K filed on March 30,
                    1999).

    5               Opinion of Shanley & Fisher, Professional Corporation
                    (legality)

    23.1            Consent of Ernst & Young LLP, independent auditors

    23.2 Consent of Shanley & Fisher, Professional Corporation (contained in Exhibit 5)

    24              Powers of Attorney*
---------
* Filed previously with Registration Statement on Form S-4 (No. 333-73073) on February 26, 1999.

                                                                      EXHIBIT 5

                                                                  July 19, 1999



The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, NJ 07061-1615

Dear Sirs:

     We are acting as special New Jersey counsel for The Chubb Corporation, a New Jersey corporation (the "Corporation"), in connection with its Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 on Form S-8 (No. 333-73073) (the "Registration Statement") to register under the Securities Act of 1933, as amended, up to 1,809,885 shares of Common Stock of the Corporation, par value $1.00 per share (the "Shares"), issuable in connection with the exercise of stock options that have been granted under various employee and director stock incentive plans and arrangements of Executive Risk Inc. and converted into options to purchase shares of the Corporation pursuant to the terms of The Chubb Corporation Option Adjustment Program (the "Program").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

     Based upon the foregoing, we are of the opinion that the Shares issuable pursuant to the Program have been duly authorized and, when issued pursuant to the Program, will be legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of New Jersey, and the foregoing opinion is limited to the laws of the State of New Jersey.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                Very truly yours,

                                                Shanley & Fisher, P.C.